BATTLE MOUNTAIN CANADA LTD.

                                      and

                             THE R-M TRUST COMPANY

                                 Rights Agent

                                ---------------

                               Rights Agreement

                           Dated as of July 19, 1996

                               TABLE OF CONTENTS

SECTION                                                                   PAGE

1.    Certain Definitions....................................................1

2.    Appointment of Rights Agent............................................4

3.    Issue of Rights Certificates...........................................4

4.    Form of Rights Certificates............................................5

5.    Countersignature and Registration......................................6

6.    Transfer, Split-Up, Combination and Exchange of Rights Certificates;
      Mutilated, Destroyed, Lost or Stolen Rights Certificates...............7

7.    Exercise of Rights; Purchase Price; Expiration Date of Rights..........8

8.    Cancellation and Destruction of Rights Certificates....................9

9.    Reservation and Availability of Capital Stock.........................10

10.   Exchangeable Share Record Holder......................................11

11.   Adjustment of Purchase Price, Number and Kind of Shares or Number of
      Rights................................................................11

12.   Certificate of Adjusted Purchase Price or Number of Shares............17

13.   Consolidation, Merger or Sale or Transfer of Assets or Earning Power..17

14.   Fractional Rights and Fractional Shares...............................18

15.   Rights of Action......................................................19

16.   Agreement of Rights Holders...........................................19

17.   Rights Certificate Holder Not Deemed a Shareholder....................20

18.   Concerning the Rights Agent...........................................21

19.   Merger or Consolidation or Change of Name of Rights Agent.............21

                                     -i-

20.   Duties of Rights Agent................................................22

21.   Change of Rights Agent................................................24

22.   Issuance of New Rights Certificates...................................24

23.   Redemption and Termination............................................25

24.   Notice of Certain Events..............................................25

25.   Notices...............................................................26

26.   Supplements and Amendments............................................27

27.   Successors............................................................28

28.   Determinations and Actions by the Board of Directors, etc.............28

29.   Benefits of this Agreement............................................28

30.   Severability..........................................................28

31.   Governing Law.........................................................28

32.   Counterparts..........................................................29

33.   Descriptive Headings..................................................29

Exhibit A   -     Form of Rights Certificate

                                     -ii-

                               RIGHTS AGREEMENT

            RIGHTS AGREEMENT, dated as of July 19, 1996 (the "Agreement"), between Battle Mountain Canada Ltd., an Ontario corporation (the "Company"), and The R-M Trust Company (the "Rights Agent").

                             W I T N E S S E T H:

            WHEREAS, the Board of Directors of the Company has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(a)(i) hereof) for each Exchangeable Share of the Company (the "Exchangeable Shares") issued between the Effective Date (including the Exchangeable Shares issued on the Effective Date) and the Distribution Date (as these terms are hereinafter defined) and, in certain circumstances, after the Distribution Date, each Right initially representing the right to purchase one Exchangeable Share upon the terms and subject to the conditions hereinafter set forth (the "Rights"); and

            WHEREAS, as provided in the Combination Agreement dated as of March 11, 1996, as amended and restated, by and between Battle Mountain Gold Company, a Nevada corporation ("BMG") and the Company, the Rights are intended to provide rights to acquire additional Exchangeable Shares (or in certain circumstances other securities) on terms substantially the same as the BMG Rights (as hereinafter defined) confer the right to acquire shares of Common Stock (as hereinafter defined) of BMG or preferred stock of BMG that is essentially the economic equivalent of BMG Common Stock (or in certain circumstances other securities);

            NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            Section 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

            (a) "Acquiring Person" shall have the meaning ascribed to that term in the BMG Rights Agreement.

            (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in the BMG Rights Agreement.

            (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

            (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; PROVIDED, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights or BMG Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights or BMG Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or
      Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

            (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; PROVIDED, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own", any security under this subparagraph
      (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and
      (B) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

            (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in the proviso to subparagraph (ii) of this paragraph (c)) or disposing of any Exchangeable Shares or voting securities of BMG;

provided, however, that nothing in this definition shall cause a person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own", any securities acquired through such person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition. For purposes of this Agreement, "voting" a security shall include voting, granting a proxy, acting by consent, making a request or demand relating to corporate action (including, without limitation, calling a meeting of stockholders) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act as in effect on July 15, 1996) in respect of such security.

            (d) "BMG" shall mean Battle Mountain Gold Company, a Nevada corporation.

            (e) "BMG Rights" shall mean the "Rights" as defined in the BMG Rights Agreement.

            (f) "BMG Rights Agreement" shall mean the Rights Agreement dated as of November 10, 1988, as amended and restated as of July 19, 1996 (and as it may be thereafter amended and in effect from time to time) between BMG and The Bank of New York, as rights agent.

            (g) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of Texas or the State of New York are authorized or obligated by law or executive order to close.

            (h) "close of business" on any given date shall mean 5:00 P.M., New York City time, on such date; PROVIDED, however, that if such date is not a Business Day, it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

            (i) "Common Stock" shall mean the common stock, par value $0.10 per share, of BMG, except that "Common Stock" when used with reference to any Person other than BMG shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

            (j) "Effective Date" shall have the meaning assigned to that term in the Combination Agreement dated as of March 11, 1996, as amended and restated, by and between BMG and the Company.

            (k) "Expiration Date" shall have the meaning set forth in Section 7(a) hereof.

            (l) "Final Expiration Date" shall mean the close of business on November 10, 1998.

            (m) "Flip-In Event" shall mean any event described in Section 11(a)(ii) (A), (B) or (C) of the BMG Rights Agreement.

            (n) "Flip-Over Event" shall mean any event described in clause (x),
(y) or (z) of Section 13(a) of the BMG Rights Agreement, but excluding any transaction described in Section 13(d) thereof that causes the Rights to expire.

            (o) "Person" shall mean any individual, firm, corporation, partnership or other entity.

            (p) "Stock Acquisition Date" shall have the meaning ascribed to that term in the BMG Rights Agreement.

            (q) "Subsidiary" shall mean, with reference to any Person, any corporation or other Person of which an amount of voting securities sufficient to elect at least a majority of the directors or other persons performing similar functions is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

            (r) "Triggering Event" shall mean any Flip-In Event or any Flip-Over Event.

            Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall, prior to the Distribution Date, also be holders of Exchangeable Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

            Section 3.        ISSUE OF RIGHTS CERTIFICATES.

            (a) Until the earlier of (i) the close of business on the tenth day after the Stock Acquisition Date or (ii) the date specified by clause (ii) of
Section 3(a) of the BMG Rights Agreement (the earlier of (i) and (ii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Exchangeable Shares registered in the names of the holders of the Exchangeable Shares and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying Exchangeable Shares (including a transfer to BMG, the Company or any other Subsidiary of BMG). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Exchangeable Shares as of the close of business on the Distribution Date (other than any Person referred to in the first sentence of Section 7(e) hereof), at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each Exchangeable Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Exchangeable Share has been made pursuant to Section 11(a)(i) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

            (b) Rights shall be issued in respect of all Exchangeable Shares that are issued on or after the Effective Date but prior to the earlier of the Distribution Date or the Expiration Date or, in certain circumstances provided in Section 22 hereof, after the Distribution Date. Certificates issued for Exchangeable Shares that shall so become outstanding or shall be transferred or exchanged after the Effective Date but prior to the earlier of the Distribution Date or the Expiration Date shall also be deemed to be certificates for Rights, and shall bear the following legend:

            This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Battle Mountain Canada Ltd. (the "Company") and The R-M Trust Company (the "Rights Agent") dated as of July 19, 1996 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company or the Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, will become null and void and will no longer be transferable.

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date or (ii) the Expiration Date, the Rights associated with Exchangeable Shares represented by such certificates shall be evidenced by such certificates alone and registered holders of Exchangeable Shares shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with Exchangeable Shares represented by such certificates.

            Section 4.        FORM OF RIGHTS CERTIFICATES.

            (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed or quoted, or to conform to usage. Subject to the provisions of Section 11 and Section 22 hereof, the Rights Certificates, whenever issued, shall be dated as of the Effective Date and on their face shall entitle the holders thereof to purchase such number of Exchangeable Shares as shall be set forth therein at the price set forth therein (such exercise price per Exchangeable Share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

            (b) Any Rights Certificate issued pursuant to Section 3(a) or
Section 22 hereof that represents Rights beneficially owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom such Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend, modified as applicable to apply to such
Person:

            The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby will become null and void in the circumstances specified in Section 7(e) of such Agreement.

The provisions of Section 7(e) of this Agreement shall be operative whether or not the foregoing legend is contained on any such Rights Certificate. The Company shall give written notice to the Rights Agent promptly after it becomes aware of the existence of any Acquiring Person or any Associate or Affiliate thereof.

            Section 5.        COUNTERSIGNATURE AND REGISTRATION.

            (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer. Promptly upon the occurrence of a Distribution Date the Company will notify the Rights Agent of such Distribution Date and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature.

            (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its stock transfer department or such office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder (the "Rights Register"). Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the certificate number and the date of each of the Rights Certificates. The Rights Agent is hereby appointed "Rights Registrar" for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers and exchanges of Rights as herein provided.

            Section 6. TRANSFER, SPLIT-UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

            (a) Subject to the provisions of Section 4(b), Section 7(e), Section 13(d) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Exchangeable Shares (or, following a Triggering Event, Exchangeable Shares, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof or of the Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e), Section 13(d) and Section 14 hereof, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Rights Certificates.

            (b) Upon receipt by the Company and the Rights Agent prior to the Expiration Date of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will, subject to Section 4(b),
Section 7(e), Section 13(d) and Section 14 hereof, execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

            Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

            (a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the stock transfer department or the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of Exchangeable Shares (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof and
(iii) the time at which the Rights expire pursuant to Section 13(d) hereof (the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date").

            (b) The Purchase Price for each Exchangeable Share pursuant to the exercise of a Right shall initially be U.S.$60, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a) hereof and shall be payable in accordance with paragraph (c) below.

            (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per Exchangeable Share (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance and delivery of certificates for Exchangeable Shares in a name other than that of the holder of the Rights being exercised, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) requisition from any transfer agent of the Exchangeable Shares (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of Exchangeable Shares to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such payment, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof) may be made by certified bank check, bank cashier's or official bank check or money order payable to the order of the Company or the Rights Agent. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) or Section 13(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

            (d) In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

            (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-In Event, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person,
(ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of a plan, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise, and such Rights shall not be transferable. The Company shall use all reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

            (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

            Section 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

            Section 9.        RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

            (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Exchangeable Shares (and, following the occurrence of a Triggering Event, any other securities whether out of its authorized and unissued shares or authorized and issued shares held in its treasury) the number of Exchangeable Shares (and, following the occurrence of a Triggering Event, any other securities) that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights.

            (b) So long as the Exchangeable Shares (and, following the occurrence of a Triggering Event, any other securities) issuable and deliverable upon the exercise of the Rights may be listed on any securities exchange in Canada or quoted on any trading system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable (but only to the extent that it is reasonably likely that the Rights will be exercised), all shares reserved for such issuance to be listed on such exchange, or quoted on such system, upon official notice of issuance upon such exercise.

            (c) The Company shall use its best efforts, if necessary, to (i) file, as soon as practicable following the earliest date after the first occurrence of a Flip-In Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement (including in accordance with Section 11(a)(iii) hereof), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the laws of Canada and the various provinces thereof and securities or "blue sky" laws of the various states in the United States in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed 90 days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective.

            (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Exchangeable Shares (and, following the occurrence of a Triggering Event, any other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

            (e) The Company further covenants and agrees that it will pay when due and payable any and all United States and Canadian federal, state and provincial transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for Exchangeable Shares (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of Exchangeable Shares (or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for Exchangeable Shares (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

            Section 10. EXCHANGEABLE SHARE RECORD HOLDER. Each person in whose name any certificate for Exchangeable Shares (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such Exchangeable Shares (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; PROVIDED, however, that if the date of such surrender and payment is a date upon which the Exchangeable Share (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Exchangeable Share (or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

            Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares or other securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

            (a)(i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Exchangeable Shares payable in Exchangeable Shares, (B) subdivide the outstanding Exchangeable Shares,
      (C) combine the outstanding Exchangeable Shares into a smaller number of shares or (D) after the effectiveness of any adjustment made pursuant to
      Section 11(a)(ii) or Section 13(a) of the BMG Rights Agreement issue any shares of its capital stock in a reclassification of the Exchangeable Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of Exchangeable Shares or other securities, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of Exchangeable Shares or other securities, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Exchangeable Share (or other securities, as the case may be) transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, however, that if the record date for any such dividend, subdivision or combination shall occur prior to the Distribution Date, then (in addition to the adjustments hereinabove prescribed in this Section 11(a)(i)), the number of Rights associated with each Exchangeable Share then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each Exchangeable Share following any such event shall equal the result obtained by multiplying the number of Rights associated with each Exchangeable Share immediately prior to such event by a fraction the numerator of which shall be the total number of Exchangeable Shares outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of Exchangeable Shares outstanding immediately following the occurrence of such event. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this
      Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

            (ii) If any adjustment shall be made pursuant to Section 11(a)(ii) of the BMG Rights Agreement, there shall at the same time be made a corresponding adjustment to the Rights so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof at the current Purchase Price in accordance with the terms of this Agreement, in lieu of the number of Exchangeable Shares for which such Right was theretofore exercisable, such number of Exchangeable Shares as shall equal the number of shares of BMG Common Stock for which each BMG Right is exercisable following such adjustment multiplied by the ratio of the number of BMG Rights then associated with each share of Common Stock to the number of Rights then associated with each Exchangeable Share and the Purchase Price shall thereafter be adjusted to the "Purchase Price" in effect under the BMG Rights Agreement following the corresponding adjustment thereunder; PROVIDED that the Purchase Price and the number of Exchangeable Shares issuable upon exercise of a Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of such adjustment.

            (b) If any adjustment shall be made pursuant to Section 11(b) of the BMG Rights Agreement (including any such adjustment resulting from the application of Section 11(f) hereof), then, in connection with the issuance of rights, options or warrants to holders of Exchangeable Shares corresponding to the issuance of rights, options or warrants to the holders of Common Stock which occasioned such adjustment, the Purchase Price to be in effect after the record date for the issuance of such rights, options or warrants or to the holders of Exchangeable Shares shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by the same fraction by which the "Purchase Price" under Section 11(b) of the BMG Rights Agreement is multiplied to effect the corresponding adjustment thereunder. In the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

            (c) If any adjustment shall be made pursuant to Section 11(c) of the BMG Rights Agreement (including any such adjustment resulting from the application of Section 11(f) hereof), then, in connection with the distribution of evidences of indebtedness, cash, assets or subscription rights or warrants to holders of Exchangeable Shares corresponding to the distribution to the holders of Common Stock which occasioned such adjustment, the Purchase Price to be in effect after the record date for the distribution of such evidences of indebtedness, cash, assets or subscription rights or warrants to the holders of Exchangeable Shares shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by the same fraction by which the "Purchase Price" under Section 11(c) of the BMG Rights Agreement is multiplied to effect the corresponding adjustment thereunder. In the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

            (d) For the purpose of any computation hereunder, the "current market price" per Exchangeable Share on any date shall be deemed to be the average of the daily closing prices per share of such Exchangeable Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, PROVIDED, however, that in the event that the current market price per Exchangeable Share is determined during a period following the announcement of (A) a dividend or distribution on such Exchangeable Shares (other than the Rights), or (B) any subdivision, combination or reclassification of such Exchangeable Share, and prior to the expiration of the requisite 30 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on The Toronto Stock Exchange, or, if the Exchangeable Shares are not listed or admitted to trading on The Toronto Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal securities exchange in Canada on which the Exchangeable Shares are listed or admitted to trading, or, if the Exchangeable Shares are not listed or admitted to trading on any securities exchange in Canada, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ Stock Market. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Exchangeable Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Exchangeable Shares selected by the Board of Directors of the Company. If on any such date no market maker is making a market in the Exchangeable Shares, the fair value of such shares on such date as determined in good faith by the Board of Directors of the Company shall be used. The term "Trading Day" shall mean a day on which the principal securities exchange in Canada on which the Exchangeable Shares are listed or admitted to trading is open for the transaction of business or, if the Exchangeable Shares are not listed or admitted to trading on any securities exchange in Canada, a Business Day. If the Exchangeable Shares are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

            (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest U.S.$.01 or to the nearest ten-thousandth of an Exchangeable Share, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment, (ii) the Expiration Date or (iii) the time when the corresponding adjustment is made under the BMG Rights Agreement.

            (f) If as a result of an adjustment made pursuant to Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Exchangeable Shares, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Exchangeable Shares contained in Sections 11(a), (b), (c), (e),
(g), (h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Exchangeable Shares shall apply on like terms to any such other shares.

            (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase

Price, the number of Exchangeable Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

            (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Exchangeable Shares (calculated to the nearest one ten-thousandth) obtained by (i) multiplying (x) the number of Exchangeable Shares covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

            (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Exchangeable Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of Exchangeable Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement, with simultaneous written notice to the Rights Agent, of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

            (j) Irrespective of any adjustment or change in the Purchase Price or the number of Exchangeable Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of Exchangeable Shares which were expressed in the initial Rights Certificates issued hereunder.

            (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value or stated value, if any, of the number of Exchangeable Shares issuable upon exercise of a Right, the Company shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue as fully paid and nonassessable shares such number of Exchangeable Shares at such adjusted Purchase Price.

            (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Exchangeable Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Exchangeable Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

            (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Exchangeable Shares, (ii) issuance wholly for cash of any Exchangeable Shares at less than the current market price, (iii) issuance wholly for cash of Exchangeable Shares or securities that by their terms are convertible into or exchangeable for Exchangeable Shares, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of Exchangeable Shares, shall not be taxable to such stockholders.

            (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate or amalgamate with any other Person, (ii) merge with or into any other Person or (iii) sell, lease or transfer (or permit any Subsidiary to sell, lease or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if (x) at the time of or immediately after such consolidation, merger, sale, lease or transfer there are any rights, warrants or other instruments or securities outstanding or agreements, arrangements or understandings in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, (y) prior to, simultaneously with or immediately after such consolidation, merger, sale, lease or transfer, the stockholders or other equity owners of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates, or (z) the form or nature of organization of the Principal Party would preclude or limit the exercise of

Rights or otherwise substantially diminish or eliminate the benefits intended to be afforded by the Rights.

            (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

            (p) Anything in this Agreement to the contrary notwithstanding, in the event that any adjustment is made under Section 11 or 13 of the BMG Rights Agreement and the corresponding adjustment to be made under this Section 11 or
Section 13 hereof by reason of the events requiring the adjustment under the BMG Rights Agreement does not result in conferring upon the holders of the Rights the right to acquire additional Exchangeable Shares (or in certain circumstances other securities) on terms substantially the same as the BMG Rights confer the right to acquire shares of Common Stock of BMG or preferred stock of BMG that is essentially the economic equivalent of BMG Common Stock (or in certain circumstances other securities) as contemplated by the Preambles to this Agreement, the Board of Directors shall, concurrently with the adjustment made under the BMG Rights Agreement, make such adjustment in the Purchase Price, the number and kind of shares or other property subject to purchase upon exercise of each Right and the number of Rights outstanding as shall be appropriate in the circumstances to achieve such result.

            Section 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Exchangeable Shares, a copy of such certificate and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Exchangeable Shares) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in acting in reliance on any such certificate and on any adjustment therein contained.

            Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

            (a) In the event that, on or after the Stock Acquisition Date, a Flip-Over Event shall occur, then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made (concurrently with the corresponding action pursuant to Section 13 of the BMG Rights Agreement) so that: (i) each holder of a Right, except as provided in
Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, nonassessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the number of shares of such Common Stock for which each BMG Right is exercisable following the corresponding adjustment under Section 13(a) of the BMG Rights Agreement multiplied by the ratio of the number of BMG Rights then associated with each share of Common Stock to the number of Rights then associated with each Exchangeable Share and the Purchase Price shall thereafter be adjusted to the "Purchase Price" in effect under the BMG Rights Agreement following the corresponding adjustment thereunder; PROVIDED that the Purchase Price and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any changes occurring after such adjustment; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Flip-Over Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Flip-Over Event.

            (b) "Principal Party" shall mean the Person designated as such under the BMG Rights Agreement.

            (c) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Flip-Over Event shall occur at any time after the occurrence of a Flip-In Event, the Rights that have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

            (d) Upon consummation of any transaction contemplated by Section 13(d) of the BMG Rights Agreement, all Rights hereunder shall expire.

            Section 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

            (a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(a)(i) hereof, or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Toronto Stock Exchange, or, if the Rights are not listed or admitted to trading on the Toronto Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal securities exchange in Canada on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any securities exchange in Canada, the last quoted sales price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market is making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

            (b) The Company shall not be required to issue fractions of Exchangeable Shares upon exercise of the Rights or to distribute certificates that evidence fractions of Exchangeable Shares. In lieu of fractions of Exchangeable Shares, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Exchangeable Share. For purposes of this Section 14(b), the current market value of one Exchangeable Share shall be the closing price of an Exchangeable Share (as determined pursuant to Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

            (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

            Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Section 18 hereof, are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of Exchangeable Shares and, where applicable, the Company); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of Exchangeable Shares), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of Exchangeable Shares), may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

            Section 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

            (a) prior to the Distribution Date, the Rights will not be evidenced by Rights Certificates and will be transferable only in connection and together with the transfer of the associated Exchangeable Shares as provided in Section 3(c) hereof;

            (b) after the Distribution Date, the Rights Certificates are transferable only on the Rights Register of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the form of assignment set forth on the reverse side thereof and the certificate contained therein duly completed and fully executed;

            (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Exchangeable Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Exchangeable Share certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of
Section 7(e) hereof, shall be required to be affected by any notice to the contrary; and

            (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; PROVIDED, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

            Section 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A SHAREHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of Exchangeable Shares or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

            Section 18. CONCERNING THE RIGHTS AGENT.

            (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements (including fees and disbursements of counsel in the State of Nevada) and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The Company's obligations set forth in this paragraph shall survive the termination of this Agreement.

            (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Exchangeable Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

            Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS
AGENT.

            (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; PROVIDED, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificate shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

            (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

            Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

            (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

            (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person, the determination of "current market price" and the nature and amount of any adjustment under the BMG Rights Agreement corresponding to an adjustment to be made under this Agreement) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

            (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

            (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate or certificate representing Exchangeable Shares (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of the certificate contemplated by Section 12 hereof); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Exchangeable Shares or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any Exchangeable Shares or other securities will, when so issued, be validly authorized and issued, fully paid and nonassessable.

            (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

            (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

            (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

            (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; PROVIDED, however, that reasonable care was exercised in the selection and continued employment thereof.

            (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

            (k) If, with respect to any Rights Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

            Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company, and to each transfer agent of the Exchangeable Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Exchangeable Shares, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. Notwithstanding the foregoing provisions of this Section 21, in no event shall the resignation or removal of a Rights Agent be effective until a successor Rights Agent shall have been appointed and have accepted such appointment. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the Rights Agent or any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States, Canada or of the State of Texas or of the State of New York (or of any other state of the United States) so long as such corporation is authorized to conduct a stock transfer or corporate trust business in the State of Texas or the State of New York, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Exchangeable Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

            Section 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Exchangeable Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Exchangeable Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

            Section 23. REDEMPTION AND TERMINATION.

            (a) The Company shall, at such time as the BMG Rights are redeemed pursuant to Section 23 of the BMG Rights Agreement, redeem all but not less than all the then outstanding Rights at a redemption price of U.S.$.01 per Right, as such amount may be appropriately adjusted, if necessary, to reflect any stock split, stock dividend or similar transaction occurring after the Effective Date (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-In Event until such time as BMG's right of redemption under Section 23 of the BMG Rights Agreement has expired. The Company may, at its option, pay the Redemption Price in cash, Exchangeable Shares (based on the "current market price", as defined in Section 11(d) hereof, of Exchangeable Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.

            (b) Immediately upon the effectiveness of action by BMG ordering redemption of the BMG Rights pursuant to Section 23 of the BMG Rights Agreement, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after action by BMG ordering such redemption of the BMG Rights, the Company shall give notice of such redemption and of the consequent redemption of the Rights to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Company for the Exchangeable Shares. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.

            Section 24. NOTICE OF CERTAIN EVENTS.

            (a) In case (x) BMG shall give a notice pursuant to Section 24 of the BMG Rights Agreement or (y) the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Exchangeable Shares or to make any other distribution to the holders of Exchangeable Shares (other than a regular quarterly or semiannual cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Exchangeable Shares rights or warrants to subscribe for or to purchase any additional Exchangeable Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of the Exchangeable Shares (other than a reclassification involving only the subdivision of outstanding Exchangeable Shares), or (iv) to effect any consolidation, amalgamation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale, lease or other transfer (or to permit one or more of its Subsidiaries to effect any sale, lease or other transfer), in one transaction or a series of related transactions, of more than 50 percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate, as applicable and to the extent feasible and in accordance with Section 25 hereof, (A) a notice of the action proposed by BMG as set forth in the notice given pursuant to Section 24 of the BMG Rights Agreement or (B) a notice of such proposed action by the Company, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, lease, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Exchangeable Shares, if any such date is to be fixed. Such notice shall be so given in the case of any action covered by clause (x) above forthwith, but not later than two Business Days after such notice is given by BMG, and in the case of any action covered by clause (y)(i) or (ii) above at least 20 days prior to the record date for determining holders of the Exchangeable Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Exchangeable Shares, whichever shall be the earlier.

            (b) In case any Flip-In Event or Flip-Over Event shall occur, then
(i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate (or if occurring prior to the Distribution Date to the registered holders of Exchangeable Shares), to the extent feasible and in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a) or Section 13(a) hereof, and (ii) all references in the preceding paragraph to Exchangeable Shares shall, to the extent appropriate, also be deemed thereafter to refer to other securities.

            Section 25. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

            Battle Mountain Canada Ltd.
            c/o Battle Mountain Gold Company
            333 Clay Street, 42nd Floor
            Houston, Texas  77002-4103
            Attention:  Corporate Secretary

Subject to provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

            The R-M Trust Company
            393 University Avenue, 5th Floor
            Toronto, Ontario M5G 2M7
            Attention: Vice President, Client Services

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing Exchangeable Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

            Section 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Exchangeable Shares. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company may and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order
(i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein,
(iii) to shorten or lengthen any time period hereunder or (iv) to change or supplement the provisions hereunder in any manner that the Company may deem necessary or desirable and that shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); PROVIDED, that this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
(A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights (other than any Acquiring Person and its Affiliates and Associates). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment; PROVIDED, however, that the Rights Agent may, but shall not be obligated to, enter into any such supplement or amendment that affects the Rights Agent's own rights, duties or immunities under this Agreement. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made that decreases the Redemption Price, shortens the Final Expiration Date, increases the initial Purchase Price or decreases the initial number of Exchangeable Shares for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Exchangeable Shares.

            Section 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

            Section 28. DETERMINATIONS AND ACTIONS BY THE BOARD OF DIRECTORS, ETC. The Board of Directors of the Company (or, as set forth herein, certain specified members thereof) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power (i) to interpret the provisions of this Agreement and (ii) to make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to amend this Agreement). All such actions, calculations, interpretations and determinations (including omissions with respect thereto for purposes of clause (y) below) that are done or made by the Board of Directors of the Company in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other parties and (y) not subject the Board of Directors to any liability to the holders of the Rights.

            Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Exchangeable Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Exchangeable Shares).

            Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            Section 31. GOVERNING LAW. THIS AGREEMENT, EACH RIGHT AND EACH RIGHTS CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEVADA AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

            Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:                                   BATTLE MOUNTAIN CANADA LTD.

                                          By: /s/ JOSEPH J. BAYLIS
Name:                                     Name:   Joseph J. Baylis
Title:                                    Title:  Vice President

Attest:                                   THE R-M TRUST COMPANY

  /s/ PAT LEE                             By: /s/ CHARITO LIBRODO
Name: Pat Lee                             Name:   Charito Librodo
Title: Authorized Officer                 Title: Authorized Officer

                                          THE R-M TRUST COMPANY

                                          By: /s/ GEORGE NAGY
                                          Name:   George Nagy
                                          Title: Authorized Officer

                                                                     EXHIBIT A

                         [Form of Rights Certificate]

Certificate No. R-                                         ____________ Rights

NOT EXERCISABLE AFTER NOVEMBER 10, 1998 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT U.S.$.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND NO LONGER BE TRANSFERABLE. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THIS RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY WILL BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) OF SUCH AGREEMENT.]*

                              Rights Certificate

                          BATTLE MOUNTAIN CANADA LTD.

            This certifies that ______________________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 15, 1996 (the "Rights Agreement"), between Battle Mountain Canada Ltd., an Ontario corporation (the "Company"), and The R-M Trust Company (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (New York City time) on November 10, 1998 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one Exchangeable Share (the "Exchangeable Shares") of the Company, at a purchase price of U.S.$60 per Exchangeable Share (the "Purchase Price"), upon presentation and surrender of this
- --------
      * The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                                     A-1

Rights Certificate with the Form of Election to Purchase set forth on the reverse hereof and the Certificate contained therein duly executed. The Purchase Price may be paid by certified bank check, bank cashier's or official bank check or money order payable to the order of the Company or the Rights Agent. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of July 19, 1996, based on the Exchangeable Shares as constituted at such date.

            Upon the occurrence of a Flip-In Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, concurrently with or after such transfer, became an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any rights whatsoever with respect to such Rights from and after the occurrence of such Flip-In Event.

            As provided in the Rights Agreement, the Purchase Price and the number and kind of Exchangeable Shares or other securities that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

            This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

            This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Exchangeable Shares as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

            As provided in the Rights Agreement, the Rights evidenced by this Certificate shall be redeemed by the Company in certain events at a redemption price of U.S.$.01 per Right, payable,

                                     A-2

at the election of the Company, in cash or Exchangeable Shares or such other consideration as the Board of Directors may determine.

            No fractional Exchangeable Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof of a cash payment will be made, as provided in the Rights Agreement.

            No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Exchangeable Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

            This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

                                     A-3

            WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of _________________, 19_____

ATTEST:                                   BATTLE MOUNTAIN CANADA LTD.

_____________________________             By______________________________
            [Title]                                         [Title]

Countersigned:

THE R-M TRUST COMPANY

By___________________________
      Authorized Signature

                                     A-4

                 [Form of Reverse Side of Rights Certificate]

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED____________________________________________________________
hereby sells, assigns and transfers unto______________________________________
______________________________________________________________________________
(Please print name and address of transferee)
______________________________________________________________________________
this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint____________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: __________________, 19___

                                          Signature

Signature Guaranteed:

                                  CERTIFICATE

            The undersigned hereby certifies by checking the appropriate boxes that:

            (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                                     A-5

            (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person of an Affiliate or Associate of an Acquiring Person.

Dated: _________________, 19___           ___________________________
                                          Signature

Signature Guaranteed:

                                    NOTICE

            The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                     A-6

                         FORM OF ELECTION TO PURCHASE

                     (To be executed if holder desires to
                      exercise Rights represented by the
                             Rights Certificate.)

To:   BATTLE MOUNTAIN CANADA LTD.

            The undersigned hereby irrevocably elects to exercise ______________ Rights represented by this Rights Certificate to purchase the Exchangeable Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

Please insert social security
or other identifying number

______________________________________________________________________________
                        (Please print name and address)
______________________________________________________________________________

            If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

______________________________________________________________________________
                        (Please print name and address)
______________________________________________________________________________

______________________________________________________________________________

Dated: _______________, 19___

                                    Signature________________________

                                     A-7